                                                                     EXHIBIT 11


                      AVATEX CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                     (In thousands, except per share data)

---------------------------------------------------------------------------------------------------------
                                                     For the three months ended For the nine months ended
                                                            December 31,              December 31,
                                                     -------------------------- -------------------------
                                                         1996         1995        1996         1995
---------------------------------------------------------------------------------------------------------

PRIMARY
INCOME (LOSS) FROM CONTINUING OPERATIONS
   Income (loss) from continuing operations            $ 29,945    $ (5,802)   $  (7,017)  $  6,836
   Dividends on preferred shares                         (5,888)     (5,494)     (13,048)   (16,099)
                                                       --------    --------    ---------   --------
   Income (loss) from continuing operations
     applicable to stockholders                        $ 24,057    $(11,296)   $ (20,065)  $ (9,263)
                                                       ========    ========    =========   ========


LOSS FROM DISCONTINUED OPERATIONS                      $   (199)   $(34,562)   $(256,714)  $(33,493)
                                                       ========    ========    =========   ========

SHARES
   Weighted average number of common shares
     outstanding                                         13,809      17,561       15,364     17,160
                                                       ========    ========    =========   ========

   Income (loss) from continuing operations            $   1.74    $  (0.64)   $   (1.30)  $  (0.54)
   Loss from discontinued operations                      (0.01)      (1.97)      (16.71)     (1.95)
                                                       --------    --------    ---------   --------

   Net income (loss)                                   $   1.73    $  (2.61)   $  (18.01) $   (2.49)
                                                       ========    ========    =========   ========

ASSUMING FULL DILUTION
INCOME (LOSS) FROM CONTINUING OPERATIONS
   Income (loss) from continuing operations            $ 29,945    $ (5,802)   $  (7,017)  $  6,836
   Dividends on non-convertible preferred shares           (815)     (1,045)      (2,587)    (3,135)
   Dividends on convertible preferred shares
    (conversion of preferred shares would be
    anti-dilutive)                                       (5,073)     (4,449)     (10,461)   (12,964)
                                                       --------    --------    ---------   --------

   Income (loss) from continuing operations
     applicable to common stockholders                 $ 24,057    $(11,296)   $ (20,065)  $ (9,263)
                                                       ========    ========    =========   ========


LOSS FROM DISCONTINUED OPERATIONS                      $   (199)   $(34,562)   $(256,714)  $(33,493)
                                                       ========    ========    =========   ========

SHARES
   Weighted average number of common shares
     outstanding                                         13,809      17,561       15,364     17,160
   Conversion of preferred stock (anti-dilutive)           --          --           --         --
   Additional dilutive effect of outstanding options
    (as determined by the treasury stock method)           --            92            1        459
                                                       --------    --------    ---------   --------

   Weighted average number of common shares
     outstanding as adjusted                             13,809      17,653       15,365     17,619
                                                       ========    ========    =========   ========

   Income (loss) from continuing operations            $   1.74    $  (0.64)   $   (1.30)  $  (0.53)
   Loss from discontinued operations                      (0.01)      (1.96)      (16.71)     (1.90)
                                                       ========    ========    =========   ========

   Net income (loss)**                                 $   1.73    $  (2.60)   $  (18.01)  $  (2.43)
                                                       ========    ========    =========   ========
---------------------------------------------------------------------------------------------------------

** This calculation is submitted in accordance with Regulation S-K Item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.